Calculation of Filing Fee Tables
S-3
LITHIUM AMERICAS CORP.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value per share	457(a)	69,417,541	$ 4.23	$ 293,636,198.43	0.0001381	$ 40,551.16
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 293,636,198.43		$ 40,551.16
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 40,551.16
Offering Note
[1]	(1) Consists of the maximum amount of common shares, no par value per share (the "Common Shares"), of Lithium Americas Corp. (the "Company") issuable upon the exercise of warrants to purchase Common Shares issued to the United States Department of Energy (the "DOE") and the exercise of warrants to purchase non-voting units of Lithium Nevada Ventures LLC ("Lithium Nevada") issued to the DOE, which may be exchanged for warrants to purchase Common Shares pursuant to a Put, Call and Exchange Agreement by and among the Company, Lithium Nevada, the DOE and the other parties thereto. (2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $4.23, which is the average of the high and low prices of the registrant's Common Shares on June 23, 2026 on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date